Exhibit 99.1

Thomas Properties Group, Inc. Announces Public Offering of up to 22 Million Shares of Common Stock

LOS ANGELES – November 2, 2009 – Thomas Properties Group, Inc. (NASDAQ:TPGI) announced today that it has commenced an underwritten public offering of up to 22.0 million shares of its common stock pursuant to the company’s effective shelf registration statements on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). UBS Investment Bank and Wells Fargo Securities will serve as joint book-running managers for the offering. The underwriters will also have the option to purchase up to an additional 3.3 million shares of common stock from the company at the public offering price, less underwriting discounts and commissions, within 30 days, solely to cover over-allotments, if any. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The company intends to use the net proceeds from the offering to repay certain property-level indebtedness and for general corporate purposes, including funding a portion of the company’s share of property capital expenditures and debt paydown requirements in connection with debt refinancings and extensions, and acquisitions of existing debt on an opportunistic basis.

The shares will be issued pursuant to effective shelf registration statements that were previously filed with the SEC (File Nos.: 333-132915 and 333-152152). A copy of the preliminary prospectus supplement and related base prospectus for the offering has been filed with the SEC and is available on the SEC’s website, www.sec.gov. Alternatively, the joint book-running managers will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting: UBS Investment Bank, Attn: Prospectus Department, 299 Park Avenue, New York, New York 10171, telephone: (877) 827-6444, Ext. 5613884; or Wells Fargo Securities, Attn: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, telephone: (800) 326-5897.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security of the company, nor will there be any sale of any security in any jurisdiction in which such offer, sale or solicitation would be unlawful. The offering may be made only be means of a prospectus supplement and related base prospectus.

About Thomas Properties Group

Thomas Properties Group, Inc., based in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate, while managing the volatility associated with the real estate industry through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, statements made in this press release, including those relating to the offering and the use of proceeds from the offering, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks are addressed in the preliminary prospectus supplement filed together with the related base prospectus in connection with the offering, as well as in Thomas Properties Group, Inc.’s periodic reports filed with the SEC, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Thomas Properties Group, Inc.

Diana Laing, 213-613-1900

dlaing@tpgre.com